                                                                   EXHIBIT 10.11


                 [LETTERHEAD OF FAVORITE BRANDS APPEARS HERE]

August 15, 1996

Dennis J. Nemeth
5450 Fairmont
Libertyville, IL 60048

Dear Denny:

Welcome to the Favorite Brands' team. I can't tell you how excited we all are about you joining our team. This is a great time for FBI and a time that will be remembered for years to come.

So that you have it in writing, the following is what you and I agreed to regarding your position.


          Title:                   Sr. VP - Operations

          Reports to:              Al Bono

          Direct Reports:          FBI Plants - Kendallville, Henderson/Ligonier
                                   (Kidd)
                                   Logistics
                                   Customer Service

          Dotted Lines:            To all senior operations officer of Farley,
                                   Sathers and additional companies we may
                                   acquire in the future.

          Salary:                  $180,000.00

          Shares: 5,000 shares with estimated value of $89.58 per share based on FBI Stock Option Plan

          Bonus: Sliding Scale- 20% - 40% based on financial and personal objectives.

          Company Car/
          Allowance:               $500.00 monthly

          Vacation:                4 weeks paid per year

          Signing Bonus:           $85,000.00

          Severance:               6 months of salary if terminated

          Location:                Lincolnshire

          Formal Start Date:       Monday, August 26, 1996

Dennis J. Nemeth
August 15, 1996
Page Two

As you know it's going to be busy and our plates will certainly be full; but what a great opportunity to build a dynamic organization the way we believe it should be built.

Your first priority will be to hire a plant manager for Kendallville. This plant needs a strong manager capable of handling all aspects of the operation. One area of experience must in systems, with a management style that can bring the long-time employees together with the newly-hired ones. I'm confident you will find the right individual to fit our needs.

The next order of business will be your comments on Epstein's findings and recommendations. The next session with Epstein will be 10:00 AM on Friday, August 23, 1996 at the Lincolnshire offices. Attending from FBI will be Pat, Bob, Mike and me.

I truly believe we are on the verge of creating a world class confections business, and with you on board our chances of achieving this goal improved 100%.

See you on the 23rd.

Very truly yours,


/s/ Al J. Bono
Al J. Bono
President & CEO


/jf